Exhibit 3.1
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
LEAF EQUIPMENT FINANCE FUND 4, L.P.

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “LEAF EQUIPMENT FINANCE FUND 4, L.P.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2008, AT 11:30 O’CLOCK A.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6338098
4495041 8100

080084093	DATE: 01-25-08
you may verify this certificate online
at corp.delaware.gov/authver. shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 01/25/2008 FILED 11:30 AM 01/25/2008 SRV 080084093 — 4495041 FILE
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
•	First: The name of the limited partnership is
LEAF EQUIPMENT FINANCE FUND 4, L.P.
•	Second: The address of its registered office in the State of Delaware is 110 S. POPLAR STREET, SUITE 101 in the city of WILMINGTON, DE 19801
The name of the Registered Agent at such address is ANDREW M. LUBIN
•	Third: The name and mailing address of each general partner is as follows:
LEAF ASSET MANAGEMENT, LLC
GENERAL PARTNER
1818 MARKET STREET, 9th FLOOR
PHILADELPHIA, PA 19103
•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of LEAF Equipment Finance Fund 4, L.P. as of January 14, 2008.

Partnership Name
By:	LEAF ASSET MANAGEMENT, LLC GENERAL PARTNER
/s/ Miles Herman Miles Herman, President and Chief Executive Officer